Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GRAPHIC PACKAGING HOLDING COMPANY

GRAPHIC PACKAGING HOLDING COMPANY (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:

1. That the Corporation was originally incorporated under the name New Giant Corporation. The original Certificate of Incorporation was filed with the office of the Secretary of State of Delaware on June 21, 2007.

2. That a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 10, 2008.

3. That a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 2025.

4. That this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation (as amended by the Certificate of Amendment to the Restated Certificate of Incorporation) and was duly adopted by the Board of Directors and the stockholders in accordance with Sections 242 and 245 of the DGCL.

5. That the text of the Amended and Restated Certificate of Incorporation hereby reads as follows:

ARTICLE I.

NAME OF CORPORATION

The name of the Corporation is Graphic Packaging Holding Company.

ARTICLE II.

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be located at Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

PURPOSE

The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

CAPITAL STOCK

Section 4.01 Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,100,000,000 shares, consisting of (a) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (b) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

Section 4.02 Provisions Relating to the Common Stock.

(a) Voting. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by applicable law, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b) Dividends and Distributions. Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor.

(c) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.03 Provisions Relating to the Preferred Stock.

1. The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of shares of each such series.

2. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) the preferences, if any, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the series;

(iv) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate, if any, of the series;

(v) whether dividends, if any, shall be payable in cash, in kind or otherwise;

(vi) the dates on which dividends, if any, shall be payable;

(vii) the redemption rights and price or prices, if any, for shares of the series;

(viii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(ix) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation;

(x) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(xi) restrictions on the issuance of shares of the same series or of any other class or series;

(xii) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation); and

(xiii) such other rights and provisions with respect to any series that the Board of Directors may provide.

3. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

4. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation) that alters or changes only the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation).

Section 4.04 Voting in Election of Directors. Except as may be required by law or as provided in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation), holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

Section 4.05 Ownership of Capital Stock. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V.

BOARD OF DIRECTORS; MANAGEMENT OF BUSINESS

Section 5.01 Board of Directors. The authorized number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolution of the Board of Directors and may not be fixed by any other person or persons, provided that such number shall not be less than three. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Certificate of Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Certificate of Designation)), until the election of directors at the annual meeting of stockholders to be held in 2029, the directors shall be classified with respect to the time for which they severally hold office, into three classes designated Class I, Class II, and Class III, as nearly equal in number as may be possible, Class I being the class elected at the annual meeting of stockholders held in 2026 for a term expiring at the annual meeting of stockholders to be held in 2029, Class II being the class elected at the annual meeting of stockholders held in 2024 for a term expiring at the annual meeting of stockholders to be held in 2027, and Class III being the class elected at the annual meeting of stockholders held in 2025 for a term expiring at the annual meeting of stockholders to be held in 2028, with each class to hold office until its successor is duly elected and qualified. Until the annual meeting of stockholders to be held in 2027, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Commencing with the election of directors at the annual meeting of stockholders to be held in 2027, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders, and commencing with the election of directors at the annual meeting of stockholders to be held in 2029, the classification of the Board of Directors shall terminate. Subject to the rights, if any, of the holders of any series of Preferred Stock, the holders of a majority of shares then entitled to vote at an election of directors may remove any director elected in accordance with this section, provided that until the election of directors at the annual meeting of stockholders to be held in 2029, such removal may be only for cause.

Section 5.02 Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) Except as may otherwise be provided in a Preferred Stock Certificate of Designation with respect to vacancies or newly created directorships in respect of directors, if any, elected by the holders of one or more series of Preferred Stock, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(c) The election of directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

(d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation. The stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws but only upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote thereon.

(e) There shall be no limitation on the qualification of any person to be elected as or to be a director of the Corporation or on the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Certificate of Designation) or (iii) as set forth in any By-Law adopted by the Board of Directors with respect to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment with the Corporation.

ARTICLE VI.

LIABILITY OF DIRECTORS AND INDEMNIFICATION

Section 6.01 General. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.

Section 6.02 Indemnification. The Corporation shall indemnify and advance expenses to each present and former director, and any person who has agreed to become a director, of the Corporation to the fullest extent permitted by the applicable provisions of the DGCL, as now in effect or hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification or advancement rights than such law permitted the Corporation to provide prior to such amendment), for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by reason of the fact that such person is or was or has agreed to become a director of the Corporation, whether (in the case of a present or former director) the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, provided that the Corporation shall not be obligated to indemnify or advance expenses to such person in respect of an action, suit or proceeding (or part thereof) instituted by such person, unless such action, suit or proceeding (or part thereof) (a) has been authorized by the Board of Directors or (b) is brought by such person to recover indemnification or an advancement of expenses pursuant to this Article VI and such person is successful in whole or in part in such action, suit or proceeding. The rights provided by this Article VI, Section 2 shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

Section 6.03 Repeal or Modification. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

Section 7.01 Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Except as otherwise required by law and subject to any rights granted to holders of shares of any series of Preferred Stock then outstanding, a special meeting of the stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors or (ii) by the stockholders of the Corporation pursuant to the procedures as set forth in the By-Laws of the Corporation. Subject to the immediately preceding sentence, special meetings of the stockholders of the Corporation may be called for any purpose or purposes as set forth in the By-Laws of the Corporation.

ARTICLE VIII.

AMENDMENT

Section 8.01 The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present form of this Amended and Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by its duly authorized office this 12th day of June, 2026.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Daniel S. Fishbein
Name:	Daniel S. Fishbein
Title:	Executive Vice President, General Counsel and Secretary